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                                                                    Exhibit 10.8


                                                        Seller TPA No.__________
                                                         Buyer TPA No.__________

                             TERM PURCHASE AGREEMENT


AGREEMENT made this 7/25/95 between ANALOG DEVICES, INC. having a principal place of business at Norwood, MA (hereinafter Seller) and MERCURY COMPUTER SYSTEMS, INC., Chelmsford, MA (herein-after Buyer).

1.       TERM

Unless earlier terminated as provided herein, this Agreement shall commence on the effective date hereof and continue thereafter for a period of three (3) years. During the term, Buyer will exert its best efforts to purchase and Seller agrees to sell the quantity of semiconductor devices set forth on the attached Schedule. Purchases credited against this Agreement will be only those entered during the effective term with shipment scheduled according to the acknowledged Market Leadtime.

2.       PRICES

The prices for the applicable quantity of all devices purchased hereunder shall be set forth on the Schedule attached hereto and made a part hereof Said prices shall remain firm for the term of three years. Seller reserves the right to renegotiate pricing should Buyer fail to meet the scheduled shipments as detailed in Section 4.

If this Agreement is renewed beyond three (3) years, the devices, quantities and prices on the attached Schedule shall be subject to review, adjustment or renegotiation for each succeeding period. Any changes shall be negotiated within thirty (30) days before or after the expiration of each period.

3.       CANCELLATION/TERMINATION

Buyer may cancel orders placed in accordance with the provisions of this Agreement subject to the following restrictions and the SHIPMENT SCHEDULE detailed in Item 4.

         STANDARD PRODUCT

         Cancellation of standard product (resalable in its original condition) without charge back requires written notice to Seller sixty (60) days or more prior to the scheduled ship date.



         If Buyer terminated individual orders in whole or in part because of Seller's failure to deliver acceptable units in accordance with the requirements and terms of this Agreement,



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         STANDARD PRODUCT (Continued)

         the undelivered quantity shall be applied against the total quantities of this Agreement in the same manner as if the purchase transaction had actually been completed.

4.       SCHEDULED SHIPMENTS

Buyer agrees to place orders and accept shipments, contingent upon Buyer's written acceptance of the semiconductor devices to Seller's production design specifications, for a minimum of the following, as further described in the attached Schedule of Pricing:

1.       * units within one (1) year of Buyer's written acceptance.
2. * additional units (or * cumulative units) within two (2) years of Buyer's written acceptance.
3. * additional units (or * cumulative units) within three (3) years of Buyer's written acceptance.

Written notice shall be given sixty (60) days or more prior to rescheduling orders. Seller will accommodate pull-ins on a best effort basis

5.       MINIMUM ORDER

The minimum order or release hereunder shall be * units per purchase order. Preproduction quantities may be released in smaller increments based on Buyer's needs.

6.       MARKET LEADTIME

Leadtimes for product covered in the Schedule will be eight (8) weeks.

7.       FORECAST

Buyer will provide Seller each month with a forecast of unit demand, on a best effort basis, for a rolling six month window.

8.       ADDITIONS

By mutual agreement of Buyer and Seller, additional quantities, devices and schedules may be added during the term of this Agreement.


*Information omitted for confidential treatment.

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9.       AUTHORIZED PURCHASES

Only bonafide divisions, wholly-owned or majority owned subsidiaries of Buyer, may enter purchase orders with Seller under the terms of this Agreement. Such purchases shall be credited against this Agreement.

10.      CONDITION OF SALE OR PURCHASE

Conditions governing purchases hereunder shall be this Agreement, together with Analog's standard terms of sale modified herein as follows:

         Item IA: Price adjustment, is nullified by the Purchase Agreement since prices will remain fixed for 3 years.

         Item 2. Delete the requirement for a finance charge on overdue payments.

         Item 3B: Delete the requirement that the Buyer grants to Analog Devices security interest.

         Item 3E: Second sentence is deleted. Buyer shall have the right to terminate the contract should shipments be delayed by more than 30 days.

         Item 7b:          Table I modified as follows:
                           0-30 days        *% charge
                           31-60 days       *% charge
                           61 and over      *%

         Item 7d.          Restocking fee modified to *%

Other applicable conditions shall be those mutually agreed upon as they relate to specific orders at the time of entry and acknowledgment. Additional or superseding conditions to this Agreement shall be incorporated only be amendment or a separate agreement duly executed.

11.      TERMS OF SALE

All deliveries will be made F.O.B. Seller's point of shipment. Each such delivery will be separately invoiced and payment shall be due and payable without regard to other deliveries.

12.      EXPORT/REEXPORT

Buyer agrees that it will not in any form export, re-export, resell, ship or divert or cause to be exported, re-exported, resold, shipped or diverted, directly or indirectly, any product or technical data or software furnished hereunder or the direct product of such technical data or software to any country for which the United States Government or any agency thereof at the time of export or re-export requires an export license or other governmental approval without first obtaining such license or approval.


*Information omitted for confidential treatment.

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13.      DISTRIBUTOR PARTICIPATION

When the Buyer has critical and urgent need and Seller unable to accept Buyer's purchase order(s) for standard product incorporated within this Agreement, Buyer will have the option of placing required order(s) through Seller's authorized distributor outlet(s) at prices negotiated with such outlet(s) to cover service rendered. Such quantities so purchased shall be accrued against this Agreement. This provision shall apply to Buyer's domestic divisions and subsidiaries only. Non-USA distributor participation shall be subject to negotiation and mutual agreement of the respective international buying and selling locations.

14.      PRODUCT CHANGE NOTIFICATION

If during the term of this Agreement, Seller proposes to change any product covered by this Agreement which would materially affect form, fit or function or supersede the current die revision, Seller shall notify Buyer in writing sixty
(60) days prior to implementation of such change. Further, Seller shall not ship such product until authorized by Buyer in writing. In the event that it is determined that the change is not acceptable to Buyer, then the item will be dispositioned in accordance with Item 15, Product Discontinuance.

15.      PRODUCT DISCONTINUANCE

If, during the term of this Agreement, Seller deems it necessary to withdraw on a product offering, any of the products specified in this Agreement, Seller shall notify Buyer in writing a minimum of one hundred and eighty (I 80) days prior to such withdrawal. Buyer, within such one hundred and eighty (I 80) day period, shall then have the option to place additional noncancelable orders for such products with delivery up to one (1) year from date of order.

16.      NOTICES

Written notices hereunder are deemed to be given when telexed, faxed or air mailed first class, postage prepaid to the addresses of the parties set forth herein, or such other addresses shall be furnished in writing, by either party.

This Agreement supersedes any previous agreements, either oral or written, relating to the subject matter herein. No alterations or modifications to this Agreement shall be binding upon either Buyer or Seller unless made in writing and signed by an authorized representative of each.

IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed by their duly authorized representatives as of the day and year first written herein.


SELLER:                                 BUYER:


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ANALOG DEVICES, INC.                    MERCURY COMPUTER SYSTEMS, INC.


By /s/                                  By  /s/
   -------------------------------          ------------------------------------
   (authorized signature                    (authorized signature

TITLE: Senior Sales Engr.               TITLE: Vice President & CFO
       ---------------------------             ---------------------------------

DATE: 7/25/95                           DATE: 7/25/95
      ----------------------------            ----------------------------------







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                               SCHEDULE OF PRICING



Quantity                      Item                       Unit Price
--------                      ----                       ----------

   [*]                        [*]                            [*]
   [*]                        [*]                            [*]
   [*]                        [*]                            [*]

                              [*]                            [*]



*Information omitted for confidential treatment

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